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                                                                    EXHIBIT 10.4

                                RELEASE AGREEMENT

This RELEASE AGREEMENT (this "Agreement") is made and entered into by and between ALTRIS SOFTWARE, INC. ("Altris"), a California corporation, and FINOVA MEZZANINE CAPITAL INC. f/k/a SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL ("Finova"), a Tennessee corporation.

                                    RECITALS

WHEREAS Altris and Finova previously entered into a Convertible Preferred Stock Purchase Agreement dated June 27, 1997 (the "Convertible Preferred Stock Purchase Agreement") and a Debenture Purchase Agreement dated June 27, 1997 (the "Debenture Purchase Agreement"), pursuant to which (a) Finova purchased shares of the Series D Convertible Preferred Stock of Altris for an aggregate purchase price of $3,000,000, (b) Finova purchased a 11.5% Subordinated Debenture of Altris in the principal amount of $3,000,000, and (c) Altris issued certain Stock Purchase Warrants and agreed to issue certain additional contingent Stock Purchase Warrants;

WHEREAS Altris made certain representations and warranties in connection with the Convertible Preferred Stock Purchase Agreement and the Debenture Purchase Agreement and the transactions contemplated thereby;

WHEREAS Altris thereafter restated its financial statements for the year ended December 31, 1996, and its quarterly financial statements for each of the first three quarters in the years ended December 31, 1996 and December 31, 1997 (collectively, the "Restatements") and amended certain reports previously filed by Altris with the Securities and Exchange Commission (the "SEC Reports"), including but not limited to its Annual Report on Form 10-K for 1996 and its Quarterly Reports on Form 10-Q for each of the first three quarters of 1996 and 1997 (the "SEC Report Amendments");

WHEREAS Altris and Finova have entered into a First Amendment to Convertible Preferred Stock Purchase Agreement dated as of May 7, 1999 and a Second Amendment to Debenture Purchase Agreement dated as of May 7, 1999 (collectively, the "Consent Agreements"), pursuant to which Altris agreed to exchange shares of Series E Convertible Preferred Stock for Finova's Series D Convertible Preferred Stock, and to amend the 11.5% subordinated Debenture and the Stock Purchase Warrants issued or to be issued under the Convertible Preferred Stock Purchase Agreement and the Debenture Purchase Agreement in consideration for Finova's consent to certain transactions and Finova's release of any and all claims that it has or may have, had or may have had, or may ever have in the future, arising out of, resulting from, or relating to the Restatements or the SEC Report Amendments;

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement and in the Consent Agreements, Altris and Finova agree as follows:

1. Finova, on behalf of itself and all of its parents, subsidiaries, affiliates, licensees, divisions, predecessors, successors, assigns, shareholders, directors, officers, employees, agents, administrators, representatives, servants, heirs, executors, beneficiaries, and attorneys, absolutely and forever releases and discharges Altris and all of its past and current parents, subsidiaries, affiliates, licensees, divisions, predecessors, successors, assigns, shareholders, directors, officers,
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employees, agents, administrators, representatives, servants, heirs, executors, beneficiaries, and attorneys from any and all actions, claims, demands, obligations, interests, financial or property losses, damages, debts, liabilities, accounts, costs, attorneys' fees, expenses, liens, and causes of action of every kind and nature whatsoever (whether known or unknown, suspected or unsuspected) that Finova now has or may have, had or may have had, or at any time in the future may have against any released person or entity arising out of, resulting from, or relating to the Restatements or the SEC Report Amendments, including but not limited to (a) any inaccuracy or misrepresentation in, or any omission from, the financial statements as originally prepared by Altris or the SEC Reports as originally filed with the Securities and Exchange Commission, certain of which may have been presented to Finova and may have been the subject of representations, warranties or covenants of Altris to Finova and
(b) any failure to timely file with the Securities and Exchange Commission or deliver to Finova financial statements or reports for the periods covered by the SEC Reports or the Restatements or the year ended December 31, 1997 or the quarter ended March 31, 1998.

2. The release identified in Paragraph 1 of this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, existing, claimed to exist, or that may hereafter arise out of or result from, be connected with, pertain to, or relate in any way to the Restatements or the SEC Report Amendments, and Finova waives the provisions of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3. Finova acknowledges that it may discover facts different from or in addition to those that it now knows or believes to be true with respect to the claims released in Paragraph 1 of this Agreement, and Finova agrees that this Agreement and the release contained in this Agreement are and will remain in effect in all respects notwithstanding any such different or additional facts, or the discovery of them.

4. It is expressly understood and agreed that this Agreement does not in any way constitute an admission on the part of Altris of any unlawful or wrongful conduct or of any liability. This Agreement may not be used for any evidentiary or similar purpose, or be referenced in any way, in any litigation, arbitration or other similar proceeding, except in the case of a dispute concerning this Agreement or its enforcement.

5. Finova represents that it has not assigned to any person or entity all or any portion of any of the claims released in this Agreement.

6. Finova and Altris acknowledge and warrant that they have been represented by independent counsel of their own choice throughout all of the negotiations that preceded the execution of this Agreement, have read all of this Agreement and had it explained to them by their attorneys, and fully understand all of the terms used in this Agreement and their significance.

7. This Agreement contains the entire Agreement and understanding between Altris and Finova concerning the release of the claims released in paragraph 1 above, and supersedes and replaces all prior negotiations, proposed agreements, and agreements, written and oral, concerning their respective rights and obligations relating to any of the claims released in this
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Agreement. Altris and Finova, and each of them, acknowledge that no party to this Agreement, nor any agent or attorney of any party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement or in the Consent Agreement to induce either party to execute this Agreement. Altris and Finova, and each of them, further acknowledge that they are not executing this Agreement in reliance on any promise, representation, or warranty not contained in this Agreement or in the Consent Agreement. This Agreement may be amended only by a written agreement executed by each of the parties to this Agreement. No breach of any provision of this Agreement can be waived unless that waiver is in writing and signed by the party to be bound.

8. This Agreement is made and entered into in the State of California and is in all respects to be interpreted, enforced and governed by the laws of the State of California. The parties agree that this Agreement is to be construed as a whole according to its fair meaning and is not to be construed for or against any of the parties to this Agreement.

9. This Agreement may be executed in several counterparts, each of which will constitute an original as against any party who signed it, and all of which will constitute one and the same document. Altris and Finova further expressly agree that this Agreement is binding on and will inure to the benefit of their heirs, successors and assigns. The signatories to this Agreement further represent and warrant that they have authority and approval to execute this Agreement on behalf of the party they are identified as representing.

EXECUTED at ________, _________, this ____ day of _____________, 1999.

                              ALTRIS SOFTWARE, INC.


                    By:______________________________________

EXECUTED at _________, _______, this ____ day of __________, 1999.

   FINOVA MEZZANINE CAPITAL INC. f/k/a SIRROM CAPITAL CORPORATION d/b/a TANDEM
                                   CORPORATION


                    By_______________________________________